Exhibit 99.2

   Business Update May 10, 2018

 Disclaimers  Forward-Looking StatementsStatements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; the impact of our recent senior management changes; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.Non-GAAP Financial MeasuresThis presentation includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. “Adjusted EBITDA” represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; gain (loss) on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. “Adjusted G&A Expense” represents consolidated general and administrative expenses (plus) minus: share related compensation; and benefit from change in vacation policy. A reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided in the Appendix. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   2

# Intersections Inc. (Nasdaq: INTX)

## 47 million

**Number of consumers Intersections has protected.**
**Largest independent identity theft monitoring provider in the U.S.**

Intersections Inc. provides innovative software and data monitoring and analytics solutions that help consumers manage financial and personal risks associated with the proliferation of their personal data in the virtual and financial world.

Intersections delivers its services via a broad base of partner and employer engagement channels.

Under our IDENTITY GUARD® brand, we utilize technology solutions, including artificial intelligence to help monitor, manage and protect against the risks associated with identities and personal information, including:

- Helping prevent, detect and resolve identity theft associated with financial fraud,
- Providing social media monitoring and information adjustment or deletion to help protect one's reputation that may impact school choice, job choice and life experiences,
- Providing AI based monitoring services to help protect children from cyberbullying,
- Creating and delivering software services to protect computers and personal devices against "bad" browsing sites and phishing attacks, and
- Providing Breach prevention and management tools to small and medium sized businesses.

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# Business Transition Tracking to Management's Objectives

## Strategic Objectives

2018: Restore Top Line Trajectory

2019: Accelerate Revenue Growth

2020: Accelerate Adjusted EBITDA

Significant Product Enhancement

Sales & Business Development Team Expansion

Channel Diversification & Expansion

Cost Structure Positioned for Operating Leverage

## 2017 Transition

- Identity Guard® with Watson™
- Partner distribution model
- Grew in-house business development team to 13 professionals plus support team
- Eliminated Discontinued Operations that used cash of $17.2 million in 2016 and $2.4 million in 2017

## Q1 2018 Results

- ✓ $39.1 million consolidated revenue in Q1 2018
- ✓ $1.3 million consolidated income from continuing operations before income taxes for Q1 2018 and Q4 2017 after six quarters of losses
- ✓ $3.3 million Adjusted EBITDA(1) in Q1 2018 compared to $(1.0) million Adjusted EBITDA loss in Q1 2017
- ✓ Identity Guard® with Watson made available in all U.S. channels

(1) See reconciliation of non-GAAP financial measures in appendix.

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 First Quarter 2018 Financial Summary  $39.1 million consolidated revenue for quarter ended March 31, 2018.Slightly below $40 million for fourth quarter 2017 due to run-off of legacy subscribers.New growth areas performed as expected as new programs were launched in the first quarter.$1.3 million consolidated income from continuing operations before income taxes in first quarter of 2018, consistent with fourth quarter after six consecutive quarters with reported losses.Generated approximately $3.3 million Adjusted EBITDA in first quarter 2018 compared to $4.0 million in fourth quarter 2017, and an Adjusted EBITDA loss of ($1.0) million in the first quarter of 2017.1.1 million subscribers as of March 31, 2018.357 thousand Identity Guard® subscribers at the end of the first quarter was consistent with December 31,2017 and 7.2% higher than March 31, 2017.Continued expansion of client base through completed and scheduled launches of new employer programs.Continued expansion of new business pipeline of employer and marketing partner opportunities.$8.4 million of cash as of March 31, 2018 compared to $8.5 million as of December 31, 2017.  5  Management believes Q1 2018 financial results position the Company to remain on target to meet management’s 2018 financial objectives as outlined on page 10 of this presentation.

 Recent Events  Chief Executive Officer SearchA national search for a new CEO was launched in the first quarter.A number of candidates have been, identified, screened and interviewed as the search continues.The Search Committee’s objective is to complete the search process over the next few months with the new CEO on board by the end of the third quarter.The management team led by Michael Stanfield, Executive Chairman and President continues to aggressively pursue our operating plans while the search process progresses.  6

# Identity Guard® Platform

IDENTITY GUARD | With Watson™

| FINANCIAL WELL-BEING | PERSONAL SAFETY | SOCIAL & DIGITAL SELF & FAMILY | SUPPORT & RESOLUTION |
|---|---|---|---|
| Credit monitoring<br>Credit reports<br>Expanded Public records<br>Bank/financial records<br>Government ID monitoring<br>Expanded Dark Web monitoring<br>Tax fraud | Geo-location aware alerts<br>Police reports<br>Sex-Offender alerts | Social reputation manager<br>Cyberbullying monitoring<br>Safe browsing technology<br>Anti Phishing app<br>Job & Reputation<br>Personalized real time scam alerts<br>Alchemy news event detection<br>Internet of things | $1M Theft Insurance<br>Fastest alerts vs major competitors<br>Victim recovery specialists<br>U.S.-based call center |
| **EXCEEDING category expectations** | **PHYSICAL awareness/protection** | **DIGITAL tools/alerts/information** | **INDUSTRY LEADING alerts/remediation** |

- Dynamic Artificial Intelligence technology for broadest data monitoring capability.
- Uses Watson to digest more than 250,000 news articles from 75,000 sources every day to identify news that could impact a consumer's digital safety.
- Scans millions of news articles, blogs, and posts to warn of potential, emerging threats such as data breaches, software vulnerabilities, and dangerous online habits.
- Proactively search the dark web, public records, credit files, thousands of news sources to detect identity risks.

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# Sales & Marketing Transformation On Track

| 2015 – 1H 2017 | 2017 - Forward |
| --- | --- |
| • Digital display and direct response consumer advertising led to high cost of acquisition & low ROI<br>• On-line marketing affiliate program in place secondary to direct marketing efforts<br>• Minimal investment in business development capabilities, new partner acquisition and distribution network development<br>• No presence in employee benefit channel<br>• Opportunistic presence in breach response services market | • Eliminated low return direct marketing programs<br>• Focus on effective on-line affiliates with cash efficient financial incentive programs<br>• Continue growth of experienced in-house development professionals<br>• Established strong position in high growth employee benefit channel with highly differentiated solutions<br>• Highly competitive in large scale breach responses with differentiated solutions.<br>• First to market among competitors with breach preparedness services for small and medium businesses |

Sales & Marketing infrastructure for recurring revenue business

↓

Partner Distribution

Lower Cost of Acquisition

Cash Efficiency

Higher Retention & Renewal Rates

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 Revenue Trends  Combined Identity Guard channels grew to 46% of consolidated revenue.Identity Guard Q1 revenue slightly below Q4 2017 due to attrition of higher consumer subscriber additions in Q4.Revenue growth from new partner marketing programs may be driven by larger opportunities for which launch dates may be difficult to predict, but offer substantial growth opportunities.Revenue from financial institution clients continues to attrite at approximately 1% per month.Full launch of Identity Guard with Watson is expected to drive 2018 revenue.  Key Trends  9  Identity Guard® U.S. and Canadian Revenue  (In $USD millions)  (a) The foregoing goals are objectives and targets developed by management with respect to revenue. They are qualified by and subject to the “Forward-Looking Statements” section of this presentation on the page entitled “Disclaimers”. In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

# Management Financial Objectives Unchanged from April 2018 Update

| $millions | 2017 Actual | | Q1 2018 Actual | | 2018 Goal | 3 Yr. Objective | 2020 Goal |
|---|---|---|---|---|---|---|---|
| Revenue | $159.6 | | $39.1 | | $153 - $158 | 25% - 30% cumulative growth | +/- $200 |
| Marketing | 11.3 | 7.1% | 0.9 | 2.3% | 2.0% – 2.2% | Minimal direct response spend | $2.0 Million per year |
| Commission | 38.4 | 24.0% | 9.3 | 23.8% | 24% – 25% | Consistent run rate | 24% – 25% of Revenue |
| Cost of Revenue | 51.7 | 32.3% | 12.4 | 31.7% | 32% - 34% | Consistent % of Revenue | 32% - 34% of Revenue |
| G&A Expense<br>Adjusted G&A Expense (a) | 62.5<br>55.1 | 39.2%<br>34.5% | 13.1<br>13.1 | 33.6%<br>33.6% | $54 -$55 | Hold adjusted G&A flat | $54 - $55 million annual adjusted G&A |
| Income (Loss) from Continuing Operations before Tax | ($13.7) | | $1.3 | | (b) | | (b) |
| Adjusted EBITDA(a) | $3.2 | 2.0% | $3.3 | 8.5% | $6.5 - $7.5 | | 15% of Revenue |

The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the "Forward-Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

(a) See reconciliation of non-GAAP financial measures in the appendix.

(b) We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because management cannot reliably predict or estimate, without unreasonable effort, all the necessary components of such GAAP measure. See reconciliation of non-GAAP financial measures in the appendix. Such amounts may also be excluded in the future periods and could be significant.

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# Investment Summary

- Largest independent identity and personal information protection provider in the U.S.
- $39.1 million consolidated revenue in Q1 2018 following $160 million consolidated revenue in FY 2017.
- $3.3 million Adjusted EBITDA in Q1 2018 following $3.9 million in Q4 2017.
- 2018 management goal[(a)] of $153 – $158 million consolidated revenue and adjusted EBITDA of $6.5 - $7.5 million.
- 1.1 million active subscribers (4/30/18):
- Leading innovator – first to release almost every enhancement over the last 20 years.
- Leading offering – Identity Guard® platform leverages IBM Watson™ and other services to deliver the broadest data monitoring capabilities and fastest alerts vs. major competitors.
- Leading platform – scalable to support high growth through partner relationships.

Management believes the Company is well-positioned to achieve the financial objectives of top-line growth and increasing profitability over the next three years.

(a) The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the "Forward-Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

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 Appendix

 Revenue  Identity Guard® Services revenue increased 12.5% in the first quarter of 2018 compared to the first quarter of 2017 as a result of subscriber increases in our consumer and employer programs. Revenue decreased slightly from the fourth quarter of 2018 decreases in the higher new subscribers acquired in fourth quarter 2017 in our consumer population.Revenue from the Canadian business increased 5.6% in the first quarter of 2018 compared to the first quarter of 2017 due primarily to higher average revenue per subscriber.Revenue from U.S. financial institution clients decreased at an average monthly rate of 0.8% per month during the first quarter of 2018, which the Company continues to believe is representative of normal attrition given the discontinuation of marketing and retention efforts for this subscriber population.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   13

 Subscribers  The Identity Guard® Services subscriber base increased 7.2% since March 31, 2017, primarily in its direct to consumer and employee benefits channels. The decrease compared to December 31, 2018 is due primarily to the attrition of the higher number of subscribers acquired in the fourth quarter 2017, which we believe is a normal attrition rate.Subscribers acquired through our Canadian business marketing relationship decreased 6.8% in the first quarter 2017, due in part to cancellations of non-revenue producing subscribers and normal attrition.U.S. financial institution subscribers declined approximately 1% per month on average since December 31, 2017, a rate we believe continues to represent normal attrition.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   14

 Cash Flow  15  Cash from operating activities for the first quarter includes approximately $1.4 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities for the remainder of 2018 at approximately the same level as 2017.Cash from operating activities for the first quarter includes approximately $1.3 million federal tax refund related to research & development credits.The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the first quarter of 2018. As a result, the Company invested approximately $0.8 million in internally developed capitalized software for the quarter. The Company expects to continue its investments in product development for the remainder of 2018 at approximately the same level as 2017.

 Reconciliation of Non-GAAP Financial Measures  16  Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and other non-cash expenses (benefits) (“Adjusted EBITDA”)(dollars in thousands):  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

 Reconciliation of Non-GAAP Financial Measures: General and Administrative Expenses  17  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.  Reconciliation of consolidated adjusted general and administrative expenses before share related compensation and other non-cash (expenses) benefits (“Adjusted G&A Expense”)(dollars in thousands):

Thank You

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
rbarden@intersections.com
Tel: 703.488.6810